Exhibit 23.2

CONSENT OF KPMG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Actuate Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-167748, 333-164702, 333-159904, 333-151004, 333-143235, 333-134140, 333-124546, 333-113545, 333-104101, 333-84582, 333-62600, 333-56906, 333-33720, 333-73015, and 333-59959) on Form S-8 and in the registration statements (Nos. 333-67220 and 333-34410) on Form S-3 of Actuate Corporation and subsidiaries (the Company) of our report dated March 11, 2011, with respect to the consolidated balance sheet of the Company as of December 31, 2010, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for the years ended December 31, 2010, and December 31, 2009, and the related financial statement schedule, which report appears in the December 31, 2011 annual report on Form 10-K of Actuate Corporation.

/s/ KPMG LLP

Santa Clara, California

March 9, 2012